Execution Copy

ESCROW AGREEMENT

This Escrow Agreement (this "Agreement") dated as of December 28, 2015, is by and among Integrated Inpatient Solutions, Inc. ("INPT") and Boston Carriers, Inc. ("BC" and, together with INPT, the "Escrow Parties"), and The Law Office of James G. Dodrill II, P.A., a Florida professional association (the "Escrow Agent").

WHEREAS, the Escrow Parties are entering into an agreement through which INPT will acquire the assets and business and assets of BC (the "Transaction") pursuant to an Asset Purchase Agreement (the "Purchase Agreement").

WHEREAS, upon consummation of the transactions and satisfaction of all closing conditions described in the Purchase Agreement, Antonios Bertsos will become the Chief Executive Officer of INPT; and

WHEREAS, the Escrow Parties wish to guarantee that expenses and debts of INPT arising prior to or in connection with the consummation of the Transaction are timely paid; and

WHEREAS, in order to accomplish the above, INPT and BC desire that the Escrow Funds be deposited with the Escrow Agent, held in escrow by the Escrow Agent and disbursed subject to the conditions as more specifically described herein; and

WHEREAS, the parties desire to set forth their understandings with regard to the escrow account established by this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. **Appointment of Escrow Agent.** The Escrow Parties appoint the Escrow Agent as their agent to

hold in escrow, and to administer the disposition of, the Escrow Fund in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment. The Escrow Parties hereby acknowledge that the Escrow Agent is counsel to INPT in connection with the Transaction, agree that such representation does not constitute a conflict hereunder and acknowledge that a substantial and currently undefined portion of the Escrow Funds will be paid to Escrow Agent. The parties further acknowledge that BC has paid to Escrow Agent $10,000 toward INPT's legal fees and BC specifically acknowledges and agrees that, despite such payment or other fees paid from the Escrow Funds to Escrow Agent, Escrow Agent does not represent BC or any affiliate thereof and solely represents INPT.

2. **Establishment of Escrow.** Prior to the date hereof, the Escrow Agent established a non interest bearing escrow account entitled as described below. The signatories of this Agreement acknowledge that none will earn interest on the Escrow Funds while such Escrow Funds are held in escrow. The escrow account has been established follows:

Name of Bank: Regions Private Banking

One Financial Plaza, 17th Floor

Fort Lauderdale, FL 33394

ABA Number: 062005690

SWIFT Code: UPNBUS44

Account Name: The Law Office of James G. Dodrill II, P.A. – INPT Escrow

Account #: 0231100724

3. **Deposit of the Escrow Funds.** Prior to the consummation of the Transaction, BC shall transfer into the Escrow Account the sum of $100,000 and INPT shall transfer into the Escrow Account a minimum of $70,000, representing all funds in INPT's corporate bank account which are not needed to pay outstanding checks. The Escrow Funds shall remain on deposit in a non-interest bearing account. Deposits shall in all instances be subject to the Escrow Agent's bank's standard funds availability policy. The Escrow Parties understand that the Escrow Funds are not necessarily insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposit made pursuant to this Section 3, other than as a result of the gross negligence or willful misconduct of the Escrow Agent.

5. **Release of the Escrow Funds.** Following execution of the Purchase Agreement by INPT and BC, the Escrow Funds shall be distributed by Escrow Agent as directed by Bloom to pay expenses of INPT arising prior to consummation of the Transaction with the explicit instruction that all fees owed to Escrow Agent for services rendered in connection with the Transaction or otherwise to INPT prior to consummation of the Transaction shall be paid in full prior to disbursement to other parties. The Escrow Parties also agree that a minimum of $100,000 shall be maintained in the escrow account to pay the deductible payments which may be owed by INPT pursuant to various litigation matters existing on the date of consummation of the Transaction. Following resolution of such litigation matters, if any funds remain in the Escrow Account, such funds shall be distributed as directed by Bloom. The Escrow Agent shall have no obligation to follow any directions other than as set forth herein unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said written instructions is authorized to do so.

6. **Methods of Payment.** All payments required to be made by the Escrow Agent under this Agreement shall be made by check or wire transfer in accordance with written payment instructions provided to the Escrow Agent by the party receiving the funds. Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent's normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by any of the Escrow Parties. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion. Any such verification may include, but not be limited to, a telephone call to the party receiving the funds or to one or more of the Escrow Parties in accordance with this Agreement. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.

7. **Responsibilities and Liability of Escrow Agent.**

a. Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, except to the extent provided in this Agreement.

b. Limitations on Liability of Escrow Agent. Except in cases of the Escrow Agent's bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with

either this Agreement or the Escrow Agent's duties, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (i) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (ii) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent's reasonable control.

In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Funds which, in the Escrow Agent's reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Funds or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Funds until the Escrow Agent shall be directed otherwise in accordance with joint written instructions from the Escrow Parties or an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties as provided in subsections c. or d. immediately below, institute or defend such proceedings.

c. Indemnification of Escrow Agent. The Escrow Parties jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent's duties under this Agreement, except as a result of the

Escrow Agent's bad faith, willful misconduct or gross negligence.

d. Authority to Interplead. The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Funds with the clerk of that court. In the event of any dispute under this Agreement, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

8. **Termination.** This Agreement and all the obligations of the Escrow Agent under this Agreement shall terminate upon the earliest to occur of the release of the entire Escrow Funds by the Escrow Agent in accordance with this Agreement or the deposit of the Escrow Funds by the Escrow Agent in accordance with Section 7(d) hereof.

9. **Removal of Escrow Agent.** The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Funds as depository and not otherwise. The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the then remaining balance of the Escrow Funds to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Funds, the successor escrow agent shall be bound by all of the provisions of this Agreement.

10. **Resignation of Escrow Agent.** The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days' prior written notice of such resignation to the Escrow Parties, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Funds as depository and not otherwise. In the event of such resignation, the Escrow Parties agree that they will jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within ten (10) days of notice of such resignation. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the then remaining balance of the Escrow Funds to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Funds, the successor escrow agent shall be bound by all of the provisions of this Agreement.

11. **Intentionally Deleted.**

12. **Survival.** Notwithstanding anything in this Agreement to the contrary, the provisions of Section 7 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

13. **Escrow Agent Fees, Costs, and Expenses.** The Escrow Agent shall be paid a fee of $5,000 for Escrow Agent's services hereunder and shall be also be entitled to be reimbursed for its customary fees and charges for any wire transfers or other depository services rendered in connection with the Escrow Funds and any delivery charges or other out of pocket expenses incurred in connection the Escrow Funds. The Escrow Parties acknowledge that this payment is separate from payments owed to Escrow Agent for legal services provided in connection with Transaction or otherwise to INPT. The Escrow Parties each acknowledge their joint and several obligation to pay any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The Escrow Parties agree that Escrow Agent shall be entitled to pay itself for any fees, expenses or other amounts owed to the Escrow Agent, including fees for legal services rendered in connection with the Transaction or otherwise to INPT out of the amounts held in the Escrow Funds and grant to the Escrow Agent a first priority security interest in the Escrow Funds to secure all obligations owed by either of them to the Escrow Agent under this Agreement. The Escrow Parties further agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Funds if any fees, expenses or other amounts owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made.

14. **Notices.** All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first (1st) business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third (3rd) business day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or upon the receipt of a fax or an email containing an attached pdf (the fax or pdf must contain authorized signature(s)) during normal business hours, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have been given to the Escrow Agent on the actual date received:

If to INPT: 100 East Linton Boulevard, Suite 213B

Delray Beach, FL 33483

Attention: Osnah Bloom

If to BC: 18, Nap. Zerva Str.

16675 Athens - Greece

Attention: Antonios Bertsos

If to the Escrow Agent: James G. Dodrill II, P.A.

5800 Hamilton Way

Boca Raton, FL 33496

Attention: James Dodrill, Esq.

Any notice, except notice by the Escrow Agent, may be given on behalf of any party by its counsel or other authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax transmission of any document with the same legal effect as if it were the original of such document. The Escrow Parties shall promptly notify the Escrow Agent of any changes to the contact information contained in this Section and the Escrow Agent may rely on the contact information contained in this Section until notified of a change.

15. **Modifications; Waiver.** This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

16. **Further Assurances.** If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

17. **Assignment.** This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. This Agreement is freely assignable by the Escrow Parties; provided, however, that no assignment by such party, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the other parties, including, without limitation, the Escrow Agent; and provided, further, that any assignee satisfies the Escrow Agent's requirements set forth in Section 3 above. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliate or successor or other qualified entity.

18. **Section Headings.** The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

19. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of law.

20. **Counterparts and Facsimile Execution.** This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile

transmission, pdf or other electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes (and such signatures of the parties transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes).

21. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Integrated Inpatient Solutions, Inc.	**Boston Carriers, Inc.**
By: Osnah Bloom, CEO	**By: Antonios Bertsos, CEO**
Osnah Bloom, CEO	

Escrow Agent

James G. Dodrill II, P.A.

By: James Dodrill, Esq.

For the Firm

18. <u>Section Headings.</u> The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

19. <u>Governing Law.</u> This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of law.

20. <u>Counterparts and Facsimile Execution.</u> This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission, pdf or other electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes (and such signatures of the parties transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes).

21. <u>Waiver of Jury Trial</u>. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Integrated Inpatient Solutions, Inc.	**Boston Carriers, Inc.**
By: Osnah Bloom, CEO	**By: Antonios Bertsos, CEO**

Escrow Agent

James G. Dodrill II, P.A.
By: James Dodrill, Esq.
For the Firm